EXHIBIT (p)(7)
PFPC WORLDWIDE INC.
CODE OF ETHICS GOVERNING PERSONAL SECURITIES TRANSACTIONS
I. Preamble.
     The Board of Directors of PFPC Worldwide Inc. (“the Company”) has decided to adopt this Code of Ethics (the “Code”) applicable to the personal securities trading activities of its directors, officers and employees.
II. Applicability.
     (a) The provisions of this Code shall apply to the directors, officers, and employees of the Company and its subsidiaries.
     (b) Additional obligations are imposed by this Code with respect to the personal securities transactions of employees who serve as officers of investment companies registered under the Investment Company Act of 1940 (“Fund Officers”), as well as employees who might be deemed to be “access persons” of the BlackRock or Hilliard Lyons Funds, or any other funds advised or subadvised by BlackRock, BIMC, or Hilliard Lyons (See Appendix A). Employees who, in connection with their regular functions or duties, obtain information regarding the purchase or sale of securities by the BlackRock or Hilliard Lyons funds or any other funds advised or subadvised by BlackRock, BIMC, or Hilliard Lyons will be deemed “access persons” of BlackRock, Hilliard Lyons or any other fund advised or subadvised by BlackRock, BIMC, Hilliard Lyons, respectively, for purposes of this Code.

     (c) The General Counsel of the Company may impose additional restrictions and obligations under this Code with respect to the personal securities transactions of employees of the Company at any time.
III. Standards of Conduct.
     No person subject to this Code shall enter into any personal securities transactions on the basis of information with respect to fund portfolio transactions received in connection with their employment by, or association with, the Company.
IV. Violations and Sanctions.
     Compliance with the provisions of this Code is considered a basic condition of employment. The Company will report all material violations of this Code of which it gains knowledge, and any action taken or sanctions imposed with respect to such violations, to the Board of Directors of the Company. Violation of this Code or any section hereof by any person subject hereto is grounds for dismissal. Other possible sanctions include, but are not limited to, the issuance of an oral warning or a written warning, disgorgement of profit, or suspension of employment. The sanction for any specific violation of the Code will be determined by the Company’s Management Committee, in consultation with its General Counsel.
V. Interpretations and Exceptions.
     Any questions regarding the applicability, meaning or administration of the Code shall be referred for resolution to the General Counsel of the Company.

VI. Acceptance.
     Each person to whom this Code is applicable shall receive a copy and shall sign a statement (Exhibit I) that he or she has read this Code and will abide by it. At a minimum, such signatures will be obtained in connection with new employee orientations. Such signatures may also be obtained from time to time in connection with training sessions held with respect to the application of this Code of Ethics. All access employees will re-acknowledge the Code annually (Exhibit VI). The signed statements will be kept in files maintained by the Company’s Compliance Department. All employees will also re-acknowledge the Code annually as part of the Company’s performance evaluation process.
VII. Effective Date.
     The provisions of this Code shall be effective immediately.

Appendix A
ADDITIONAL OBLIGATIONS OF EMPLOYEES
WHO SERVE AS OFFICERS OF FUNDS
REGISTERED UNDER THE INVESTMENT COMPANY ACT OF
1940 OR WHO ARE ACCESS PERSONS OF FUNDS ADVISED OR
SUBADVISED BY BLACKROCK, BIMC OR HILLIARD LYONS
FUNDS
A.	Reporting Obligations
1.	Notification
The Company’s Director of Compliance, in conjunction, with the Company’s management will identify all fund officers/ access persons who are required to make reports and will inform those fund officers/access persons of their reporting obligations.
2.	Initial Holdings Report
All employees of the Company who serve as officers of funds registered under the Investment Company Act of 1940 or who are access persons of the BlackRock or Hilliard Lyons Funds, or any other funds advised or subadvised by BlackRock, BIMC or Hilliard Lyons, must provide an initial holdings report (Exhibit II) to the Company’s Director of Compliance listing all securities beneficially owned by the fund officer/access person no later than 5 days after becoming a fund officer/access person.

3.	Annual Holdings Report
All employees of the Company who serve as officers of funds registered under the Investment Company Act of 1940 or who are access persons of the BlackRock or Hilliard Lyons Funds, or any other funds advised or subadvised by BlackRock, BIMC or Hilliard Lyons, must provide an annual holdings report (Exhibit III) as of year-end to the Company’s Director of Compliance listing all securities beneficially owned by the fund officer / access person no later than 20 days after year-end.
4.	Quarterly Transaction Reports
All employees of the Company who serve as officers of funds registered under the Investment Company Act of 1940 or who are access persons of the BlackRock or Hilliard Lyons Funds, or any other funds advised or subadvised by BlackRock, BIMC, or Hilliard Lyons are required, within five days of the end of each calendar quarter, to complete a personal securities transaction report (Exhibit IV) for the preceding quarter and deliver the report to the Company’s Director of Compliance.
5.	New Broker/Dealer Accounts Established Report
Each fund officer / access person must provide to the company’s Director of Compliance a listing of all new accounts established by the Fund Officer / Access Person in which any securities were held during the quarter for the direct or indirect benefit of the fund officer / access person within five days of the end of each calendar quarter, if applicable. This notification form (see Exhibit V) is attached.
B.	Information Required in Reports
1.	Type of Accounts to be Reported
a.	Personal Accounts — Personal Accounts to include those accounts that hold or are likely to hold a security or futures contract in which the fund officer / access person has a beneficial ownership interest:

•	any account in the fund officer’s/ access person’s individual name;

•	any joint or tenant — in — common account in which the fund officer / access person has an interest or is a participant;

•	any account for which the fund officer / access person acts as trustee, executor, or custodian; and

•	any account over which the fund officer / access person has investment discretion or can direct the acquisition or disposition of securities on future contracts, including investment clubs.
b.	Related Accounts — includes any account, other than a Personal Account that holds a Security or Futures Contract in which the fund officer / access person has a direct or indirect beneficial ownership interest (other than an account over which fund officer / access person has no investment discretion and cannot otherwise exercise control) and any account of any individual or entity to whom the fund officer/ access person gives advice or makes recommendation with regard to the acquisition or disposition of Securities or Futures Contracts (whether, or not such advice is acted upon).

c.	Exclusions — Fund Officers / Access Persons need not report Investment Transactions in any account over which they or their Immediate Family member do not have any direct or indirect influence or control.
2.	Detailed Information to be included in each Report
a.	Initial Report of Holdings — Each newly designated fund officer / access person must report the following information:

•	the title, number of shares, cusip and principal amount of each security and/or futures contract in which the fund officer / access person has any direct or indirect beneficial ownership, when the person became a fund officer / access person;

•	the name of the broker, dealer or bank with whom the fund officer / access person maintains an account in which the securities and/or futures contracts are held; and

•	the date the report is submitted by the fund officer / access person.
This initial holding report is attached (see Exhibit II) and must be supplemented with copies of the most recent brokerage statements and confirmations.
b.	Annual Report of Holdings — Each fund officer / access person must report the following information on an annual basis:
•	the title, number of shares, cusip, and principal amount of each security and/or futures contract in which the fund officer / access person has any direct or indirect beneficial ownership.

•	the name of the broker, dealer or bank with whom the fund officer / access person maintains an account in which the securities and/or futures contracts are held; and

•	the date the report is submitted by the fund officer / access person.
The annual holdings report is attached (see Exhibit III) and must include a copy of all brokerage statements as of year-end.
c.	Quarterly Transactions Report — Each fund officer / access person must report on a quarterly basis the following information:

•	the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, cusip, and the principal amount of the transaction;

•	the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

•	the price at which the transaction was effected;

•	the name of broker, dealer or bank with or through which the transaction was effected; and

•	the date that the report is submitted.
Each fund officer should also list those funds for which he/she is a fund officer and the related title.
The quarterly transaction report form is attached (see Exhibit IV) and may be supplemented with copies of brokerage statements and confirmations.
d.	Exclusion — Employees need not report Investment Transactions in exempt securities (i.e. direct obligations of the Government of the United States; Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies), or in dividend reinvestment plans, purchases in PNC Stock Purchase Plan and PNC Incentive Savings Plan.
C.	Timely Reporting
FAILURE TO DELIVER A CODE ACKNOWLEDGEMENT WHEN REQUESTED OR AN INITIAL HOLDINGS, ANNUAL HOLDINGS, OR QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT WITHIN

THE AFOREMENTIONED TIMEFRAME WILL BE CONSIDERED A BREACH OF THIS CODE THAT MUST BE REPORTED TO MANAGEMENT AND TO THE BOARD OF DIRECTORS OF THE COMPANY.
D.	Review of Reports
1.	The personal securities transactions reports of employees who are officers of funds will be forwarded by the Director of Compliance to the person responsible for monitoring the personal securities transactions of “access persons” for that fund.

2.	The initial holdings, annual holdings, and quarterly personal securities transaction reports of employees who are access persons of the BlackRock or Hilliard Lyons Funds or any other funds advised or subadvised by BlackRock, BIMC, or Hilliard Lyons will be compared by the Director of Compliance to securities transactions in the BlackRock or Hilliard Lyons Funds or any other funds advised or subadvised by BlackRock, BIMC, or Hilliard Lyons, respectively, to identify patterns of activity that would indicate that the employee might be trading on the basis of information regarding fund trades. In general, two or more trades within seven days after a fund trade of the same type (i.e., buy or sell) in the same security will constitute a pattern of activity requiring follow-up. The Director of Compliance will follow up and document our inquiries and actions taken with respect to patterns of activity by access persons related to BlackRock or Hilliard Lyons access persons, and will report in writing on such matters to the General Counsel of BlackRock or Hilliard Lyons, respectively, on a quarterly basis.

3.	The Director of Compliance (or designee) may utilize other companies to verify reporting information submitted by access persons.

4.	The Director of Compliance (or designee) will report any material violations of this Code, together with any actions taken or sanctions imposed with respect to such violations, in writing to the Board of Directors of the Company on a quarterly basis.
E.	Recordkeeping Requirements
A copy of this Code, any records of any violations and actions taken as a result of the violations, as well as, a copy of each report made by each fund officer / access person, and a listing of all persons required to make reports and a listing of who are or were responsible for reviewing these reports must be maintained for at least 5 years after the end of the fiscal year in which provided.

EXHIBIT I
Acknowledgement Form
PFPC Worldwide Inc. Code of Ethics

I am an employee of PFPC Worldwide Inc. I have received a copy of the PFPC Worldwide Inc. Code of Ethics.
I acknowledge and fully understand my responsibilities as outlined in the PFPC Worldwide Inc. Code of Ethics. I agree to advise the members of my immediate family about the existence of the Policy, its applicability to their personal Investment Transactions, and my responsibility to ensure that their personal Investment Transactions comply with the Policy.
I understand that neither I nor my immediate family may enter into any personal securities transactions on the basis of information with respect to fund portfolio transactions received in connection with my employment by, or association with, PFPC, until such information has become publicly available.
I agree to submit an initial holdings report, an annual holdings report, quarterly transaction reports, and a quarterly report of any new broker/dealer accounts established (if applicable) should I:
•	Serve as an officer of an investment company registered under the Investment Company Act of 1940, or

•	Obtain information regarding the purchase or sale of securities by the BlackRock, Hilliard Lyons funds, or any funds advised or subadvised by BlackRock, BIMC, or Hilliard Lyons in connection with my regular functions or duties.
I understand that failure to timely remit my initial holdings report, annual holdings, and quarterly written reports of personal securities transactions, and a quarterly report of any new broker/dealer accounts established (if applicable) within the time required constitutes a breach of PFPC Worldwide Inc.’s Code of Ethics and must be reported to management and to PFPC Worldwide Inc.’s Board of Directors.
I agree to cooperate fully with any investigation or inquiry by the Compliance Officer to determine my compliance with the provisions of the Policy.
I agree to comply with all aspects of PFPC Worldwide Inc. Code of Ethics’ requirements and standards as outlined.

Full Name (print)

Signature

Location/Dept. #

Date

Please return your completed acknowledgement to:	PFPC Worldwide Inc. Compliance Dept Mail Stop: W5-F301-03-2
The term “Immediate Family” means any of the following persons who reside in your household or who depend on you for basic living support: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

EXHIBIT II
Initial Holdings Reports

To:	PFPC Worldwide Inc. Compliance Officer

From:		Date Became Access Person:

Employee Name
     Check here if no reportable holdings: ☐
     In accordance with the PFPC Worldwide Inc. Code of Ethics governing personal securities transactions to which I am subject, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account, including Fully Discretionary Accounts, that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all transactions subsequent to the effective dates of those statements.
     In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)	The person in whose name the account is held (if different from mine):

The relationship of that person to me:

(2)	Name of the firm (e.g. securities broker- dealer or futures commission merchant) at which the account is maintained:

Address of that firm:

The account number at that firm:

(3)	Name of the representative responsible for that account:

His or her telephone number:

NOTE: This Report must be submitted to Compliance within 5 days of being designated a fund Office / access person.

(4)	Account holdings:

	Identity of Security Or				Valuation
	Futures Contract	Cusip	Quantity	Value	Date

(a)

(b)

(c)

(d)

     I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form:

	Person Who	Description
	Owns the Security	of the Security				Valuation
	Or Futures Contract	Or Futures Contract	Cusip	Quantity	Value	Date	Custodian

(a)

(b)

(c)

(d)

(Attach additional sheets if necessary)
I hereby certify that this form and the documents attached hereto (if any) identify all of the Securities and Futures Contracts (unless excluded under Appendix A, Section B.2.d.) in which I have a Beneficial Ownership interest as of this date.

Date:

Print Name

Dept. Number and Location	Signature
NOTE: This Report must be submitted to Compliance within 5 days of being designated a fund Office / access person.

EXHIBIT III
Annual Holdings Report
As of December 31, 20__

To:	PFPC Worldwide Inc. Compliance Officer

From:

Employee Name
     Check here if no reportable holdings: ☐
     In accordance with the PFPC Worldwide Inc. Code of Ethics governing personal securities transactions to which I am subject, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account, including Fully Discretionary Accounts, that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest.
     In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)	The person in whose name the account is held (if different from mine):

The relationship of that person to me:

(2)	Name of the firm (e.g. securities broker- dealer or futures commission merchant) at which the account is maintained:

Address of that firm:

The account number at that firm:

(3)	Name of the representative responsible for that account:

His or her telephone number:

NOTE: This Report must be submitted to Compliance within 20 days after year-end.

(4)	Account holdings:

	Identity of Security Or				Valuation
	Futures Contract	Cusip	Quantity	Value	Date

(a)

(b)

(c)

(d)

     I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form:

	Person Who	Description
	Owns the Security	of the Security				Valuation
	Or Futures Contract	Or Futures Contract	Cusip	Quantity	Value	Date	Custodian

(a)

(b)

(c)

(d)

(Attach additional sheets if necessary)
I hereby certify that this form and the documents attached hereto identify all of the Securities and Futures Contracts (unless excluded under Appendix A, Section B.2.d.) in which I have a Beneficial Ownership interest as of December 31, 20___.

Date:

Print Name

Dept. Number and Location	Signature
NOTE: This Report must be submitted to Compliance within 20 days after year-end.

To:	All Employees who serve as officers of funds registered under the Investment Company Act of 1940 or who are designated as access persons of the BlackRock/BIMC advised or subadvised Funds or Hilliard Lyons Funds

Re:	Personal Securities Transaction Report
Effective immediately, PLEASE COMPLETE THIS FORM AND RETURN WITHIN 5 DAYS, OR AS REQUESTED, AFTER THE END OF THE CALENDAR QUARTER TO PFPC INC. COMPLIANCE DEPARTMENT, MAIL STOP W5-F301-03-2
Note: Failure to submit your report within the required timeframe will be considered a breach of PFPC Inc.’s Code of Ethics and may be reportable to the Board of Directors. Include in this report any transaction in any security in which you have, or will have as a result of the transaction, any direct or indirect beneficial ownership in the security.

Issue Name,
	Nature of	CUSIP	Class of Stock,	Principal	Number	Price at	Broker/Dealer
Date	Transaction	number	Interest Rate,	Amount	of	which	Bank/through
Of	(Purchase, Sale	for each	Maturity Date	of each	Units or	Transaction	whom
Transaction	Other)	Security	(if applicable)	Security	Shares	was effected	effected

Include in this report: All personal securities transactions including options, warrants and futures contracts.
Exclude in this report: Securities issued by the U.S. Government and its agencies, money market instruments, options and futures on U.S. Governments and money market instruments, shares of a registered open-end investment company, dividend reinvestment plans, purchases in PNC Stock Purchase Plan and PNC Bank Corp.’s Incentive Savings Plan.

To: Employees who serve as officers of funds, please list:	Fund Name	Officer Title

PERSONAL SECURITIES TRANSACTIONS REPORT FOR ACTIVITY DURING

THE CALENDAR QUARTER ENDED	(Month/Date/Year)	Print Name	Dept #

		Signature	Date

EXHIBIT V
Report of New Broker / Dealer Accounts
Established in the Quarter Ending ______________________
(Month/Day/Year)
In accordance with PFPC Worldwide Inc. Code of Ethics governing personal securities transactions to which I am subject, below is a list of each and every new Personal Account and Related Account established in which securities and/or futures contracts were held during the quarter for my direct or indirect benefit of as fund officer / access person.
(1)	the person in whose name the account is held (if different from mine):

the relationship of that person to me:
(2)	Name of the firm (e.g. securities broker-dealer or futures commission merchant) at which the account is maintained:

Address of that firm:

the account number at that firm:

Date Account Established:
(3)	Name of the representative responsible for that account:

His or her telephone number:

Date:
Print Name

Dept. Number and Location	Signature

EXHIBIT VI
Annual Acknowledgement Form
PFPC Worldwide Inc. Code of Ethics

I am an access person/fund officer of PFPC Worldwide Inc. I have received and read a copy of the PFPC Worldwide Inc. Code of Ethics.
I acknowledge being subject to the PFPC Worldwide Code of Ethics.
I understand that I may not enter into any personal securities transactions on the basis of information with respect to fund portfolio transactions received in connection with my employment by, or association with, PFPC, until such information has become publicly available.
I acknowledge and fully understand my responsibilities as outlined in the PFPC Worldwide Inc. Code of Ethics.
I agree to submit written reports of my securities transactions and broker/dealer relationships as stated in the PFPC Worldwide Code of Ethics.
I understand that failure to remit my written reports of securities transactions within the time required constitutes a breach of PFPC Worldwide Inc.’s Code of Ethics and must be reported to management and to PFPC Worldwide Inc.’s Board of Directors.
I acknowledge that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirement of the PFPC Worldwide Inc. Code of Ethics and have complied with all of its provisions during the past year.
I agree to comply with all aspects of PFPC Worldwide Inc. Code of Ethics’ requirements and standards.

Full Name (print)

Signature

Date

Department/Cost Center